EXHIBIT 1.1

August 7, 2003

World Financial Network Credit Card Master Note Trust
$368,000,000 Class A-2 Asset Backed Notes, Series 2003-A
$51,000,000 Class B Asset Backed Notes, Series 2003-A
$41,000,000 Class C-2 Asset Backed Notes, Series 2003-A

UNDERWRITING AGREEMENT

Banc One Capital Markets, Inc.,
as Representative of the
Underwriters set forth herein (the “Representative”)
1 Bank One Plaza
Chicago, Illinois 60670

Ladies and Gentlemen:

1.                                       Introductory.  WFN Credit Company, LLC  (“WFN LLC”) proposes to cause World Financial Network Credit Card Master Note Trust (the “Issuer”) to issue $368,000,000 aggregate principal amount of World Financial Network Credit Card Master Note Trust Class A-2 Asset Backed Notes, Series 2003-A (the “Class A-2 Notes”), $51,000,000 aggregate principal amount of World Financial Network Credit Card Master Note Trust Class B Asset Backed Notes, Series 2003-A (the “Class B Notes”), and $41,000,000 aggregate principal amount of World Financial Network Credit Card Master Note Trust Class C-2 Asset Backed Notes, Series 2003-A (the “Class C-2 Notes” and, together with the Class A-2 Notes and the Class B Notes, the “Offered Notes”).

On June 19, 2003, the Issuer issued $100,000,000 aggregate principal amount of World Financial Network Credit Card Master Note Trust Class A-1 Asset Backed Notes, Series 2003-A (the “Class A-1 Notes”), and $40,000,000 aggregate principal amount of World Financial Network Credit Card Master Note Trust Class C-1 Asset Backed Notes, Series 2003-A (the “Class C-1 Notes” and, together with the Class A-1 Notes, the “Issued Notes”; the Issued Notes, together with the Offered Notes, the “Notes”).  The Issued Notes were offered and sold to “qualfied institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Act”)) without registration under the Act, in reliance on the exemption set forth in §4(2) thereof.  The Issued Notes are not being purchased or sold through this Agreement.

The Issuer is a Delaware statutory trust formed pursuant to (a) a Trust Agreement, dated as of August 1, 2001 (the “Trust Agreement”), between WFN LLC, as transferor (the “Transferor”), and Chase Manhattan Bank USA, National Association (“Chase”), as owner trustee (the “Owner Trustee”), and (b) the filing of a certificate of trust with the Secretary of State of Delaware on July 27, 2001.  The Offered Notes will be issued pursuant to a Master Indenture, dated as of August 1, 2001, and as amended as of March 31, 2003 (as heretofore amended, the “Master Indenture”), between the Issuer and BNY Midwest Trust Company, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2003-A Indenture Supplement with respect to the Notes, dated as of June 19, 2003, and as further supplemented by the Issuance Supplement with respect to the Offered Notes dated as of August 14, 2003 (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”).

The primary asset of the Issuer is a certificate (the “Collateral Certificate”) representing a beneficial interest in the assets held in the World Financial Network Credit Card Master Trust (“WFNMT”), issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 17, 1996, as amended and restated as of September 17, 1999, as amended and restated a second time as of August 1, 2001, and as further amended as of March 31, 2003 (as heretofore amended, the “Amended and Restated Pooling and Servicing Agreement”), among the Transferor, World Financial Network National Bank (the “Bank”), as servicer (the “Servicer”), and BNY Midwest Trust Company (successor-in-interest to the corporate trust administration of Harris Trust and Savings Bank), as trustee (the “WFNMT Trustee”), and the Collateral Series Supplement to the Amended and Restated Pooling and Servicing Agreement, dated as of August 21, 2001, and as amended as of November 7, 2002 (as heretofore amended, the “Collateral Supplement” and, together with the Amended and Restated Pooling and Servicing Agreement, the “PSA”).  The assets of WFNMT include, among other things, certain amounts due (the “Receivables”) on a pool of private label credit card accounts of the Bank (the “Accounts”).

The Receivables are transferred to WFNMT pursuant to the Amended and Restated Pooling Servicing Agreement.  The Receivables transferred to WFNMT by the Transferor are acquired by the Transferor from the Bank pursuant to a Receivables Purchase Agreement, dated as of August 1, 2001 (the “Receivables Purchase Agreement”), between WFN LLC and the Bank.  The Collateral Certificate has been transferred by the Transferor to the Issuer pursuant to the Transfer and Servicing Agreement, dated as of August 1, 2001, as amended as of November 7, 2002, and as further amended as of March 31, 2003 (as heretofore amended, the “TSA”), among the Transferor, the Servicer, and the Issuer.

The Bank has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required by the TSA, the Master Indenture and each indenture supplement for each series of notes issued by the Issuer, pursuant to an Administration Agreement, dated as of August 1, 2001 (the “Administration Agreement”), between the Bank, as administrator (in such capacity, the “Administrator”), and the Issuer.  The TSA, the PSA, the Receivables Purchase Agreement, the Indenture, the Trust Agreement and the Administration Agreement are referred to herein, collectively, as the “Program Documents.”

This Underwriting Agreement is referred to herein as this “Agreement.”  To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Program Documents.  The Class A-1 Notes were purchased and sold pursuant to the Class A-1 Note Purchase Agreement, dated as of June 19, 2003 (the “Class A-1 Note Purchase Agreement”), among WFN LLC, the Bank and the Class A-1 purchaser named therein.  The Class C-1 Notes were purchased and sold pursuant to the Class C-1 Note Purchase Agreement, dated as of June 19, 2003

(the “Class C-1 Note Purchase Agreement” and, together with the Class A-1 Note Purchase Agreement, the “Note Purchase Agreements”), among WFN LLC, the Bank and the Class C-1 purchaser named therein.

The Transferor and the Bank hereby agree, severally and not jointly, with the underwriters for the Class A-2 Notes listed on Schedule A hereto (the “Class A-2 Underwriters”), the underwriters for the Class B Notes listed on Schedule A hereto (the “Class B Underwriters”) and the underwriter for the Class C-2 Notes listed on Schedule A hereto (the “Class C-2 Underwriters” and, together with the Class A-2 Underwriters and the Class B Underwriters, the “Underwriters”) as follows:

2.                                       Representations and Warranties of the Transferor and the Bank.  Each of the Transferor (the representations and warranties as to the Transferor being given by the Transferor) and the Bank (the representations and warranties as to the Bank being given by the Bank) represents and warrants to, and agrees with, the Underwriters that:

(a)                                  The Transferor is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware, has all requisite power, authority and legal right to own its property, transact the business in which it is now engaged and conduct its business as described in the Registration Statement (as hereinafter defined) and the Prospectus (as hereinafter defined), and had at all relevant times and has currently all requisite power, authority and legal right to execute, deliver and perform its obligations under this Agreement, the TSA, the PSA, the Receivables Purchase Agreement and the Trust Agreement and to authorize the issuance of the Notes and the Collateral Certificate.

(b)                                 The Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States, has all requisite power, authority and legal right to own its property and conduct its credit card business as such properties are presently owned and such business is presently conducted, and conduct its business as described in the Registration Statement and the Prospectus, and to own the Accounts, and had at all relevant times and has currently all requisite power, authority and legal right to execute, deliver and perform its obligations under the Receivables Purchase Agreement, the TSA, the PSA and the Administration Agreement.

(c)                                  The execution, delivery and performance of each of the Program Documents to which it is a party, and the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereby and thereby, and with respect to the Transferor, the issuance of the Offered Notes and the Collateral Certificate, have been duly and validly authorized by the Transferor and the Bank, as applicable, by all necessary action on the part of the Transferor and the Bank, as applicable.

(d)                                 This Agreement has been duly authorized, executed and delivered by the Transferor and the Bank.

(e)                                  Each of the Program Documents has been, or on or before the Closing Date will be, executed and delivered by the Transferor and the Bank, as applicable, and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of the Transferor and the Bank, as applicable, enforceable against the Transferor and the Bank, as applicable, in accordance with its terms, except, in each case, to the extent that (i) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to creditors’ or other obligees’ rights generally or the rights of creditors or other obligees of institutions insured by the FDIC, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Indenture may be unenforceable in whole or in part under the UCC, but the inclusion of such provisions does not render the other provisions of the Indenture invalid and notwithstanding that such provisions may be unenforceable in whole or in part, the Indenture Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.

(f)                                    The Offered Notes have been duly authorized, will be issued pursuant to the terms of the Indenture and, when executed by the Owner Trustee on behalf of the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered pursuant to the Indenture and this Agreement, will be duly and validly executed, issued and outstanding and will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally, (B) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy.  The Offered Notes will be in the form contemplated by the Indenture, and the Offered Notes and the Indenture will conform to the descriptions thereof contained in the Prospectus and the Registration Statement.

(g)                                 The Issued Notes have been issued pursuant to the terms of the Indenture and, when executed by the Owner Trustee on behalf of the Issuer and authenticated by the Indenture Trustee in accordance with the Indenture and delivered pursuant ot the Indenture and the Note Purchase Agreements, were duly and validly issued.  The Issued Notes constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally, (B) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy.  The Issued Notes remain outstanding and are in the form contemplated by the Indenture.

(h)                                 The Collateral Certificate has been issued pursuant to the terms of the PSA and, when executed and authenticated by the WFNMT Trustee in accordance with the PSA, was validly issued.  The Collateral Certificate remains outstanding.  The Collateral Certificate is in the form contemplated by the PSA, and the Collateral Certificate and the PSA conform to the descriptions thereof contained in the Prospectus and the Registration Statement.

(i)                                     Neither the Transferor nor the Bank is in violation of any Requirement of Law or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violation or defaults separately or in the aggregate would have a material adverse effect on the Transferor or the Bank.

(j)                                     None of the issuance and sale of the Notes, the issuance of the Collateral Certificate or the execution and delivery by the Transferor or the Bank of this Agreement or any Program Document to which it is a party, nor the incurrence by the Transferor or the Bank of the obligations herein and therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof does or will (i) violate any Requirement of Law presently in effect, applicable to it or its properties or by which it or its properties are or may be bound or affected, (ii) conflict with, or result in a breach of, or constitute a default under, any indenture, contract, agreement, mortgage, deed of trust or instrument to which it is a party or by which it or its properties are bound, which conflict, breach or default would have a material adverse effect on the Notes, the Collateral Certificate, the Transferor or the Bank, or (iii) result in the creation or imposition of any Lien upon any of its property or assets (except for those encumbrances created under the Program Documents), which Lien would have a material adverse effect on the Notes, the Collateral Certificate, the Transferor or the Bank.

(k)                                  All approvals, authorizations, consents, orders and other actions of any Person or of any court or other governmental body or official required in connection with the execution and delivery by the Transferor or the Bank of this Agreement or the Program Documents to which it is a party or to the consummation of the transactions contemplated hereunder and thereunder, or to the fulfillment of the terms hereof and thereof have been or will have been obtained on or before the Closing Date.

(l)                                     The Bank has authorized the conveyance of the Receivables to the Transferor and WFNMT, as applicable; the Transferor has authorized the conveyance of the Receivables to WFNMT; the Transferor has authorized the issuance of the Collateral Certificate by WFNMT; and the Transferor has authorized the Issuer to issue and sell the Notes.

(m)                               All actions required to be taken by the Transferor or the Bank as a condition to the offer and sale of the Offered Notes as described herein or the consummation of any of the transactions described in the Prospectus and the Registration Statement have been or, prior to the Closing Date, will be taken.

(n)                                 The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and complies as to form with the TIA and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(o)                                 The representations and warranties made by the Transferor in the TSA, the PSA, the Trust Agreement and the Receivables Purchase Agreement or made in any Officer’s Certificate of the Transferor delivered pursuant to any Program Document to which it is a party were true and correct in all material respects at the time made and will be true and correct in all material respects on and as of the Closing Date, as if set forth herein, except that to the extent that any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct at and as of such earlier date.

(p)                                 The representations and warranties made by the Bank in the Receivables Purchase Agreement, and in its capacity as Servicer and Administrator, in the TSA, the PSA and the Administration Agreement, respectively, or made in any Officer’s Certificate of the Bank delivered pursuant to any Program Document to which it is a party were true and correct in all material respects at the time made and will be true and correct in all material respects on and as of the Closing Date, as if set forth herein, except that to the extent that any such representation or warranty expressly relates to an earlier date, such representation or warranty was true and correct at and as of such earlier date.

(q)                                 The Transferor agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Receivables or the Collateral Certificate, except as provided in the PSA and the TSA, and agrees to take all action required by the PSA and the TSA in order to maintain the security interest in the Receivables and the Collateral Certificate granted pursuant to the PSA and the TSA, as applicable.

(r)                                    The Bank agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the Receivables, except as provided in the PSA or the Receivables Purchase Agreement, as applicable, and agrees to take all action required by the PSA or the Receivables Purchase Agreement, as applicable, in order to maintain the security interests in the Receivables granted pursuant to the Receivables Purchase Agreement and the PSA, as applicable.

(s)                                  A registration statement on Form S-3 (Nos. 333-60418 and 333-60418-01), including a form of prospectus and such amendments thereto as may have been filed prior to the date hereof, relating to the Offered Notes and the offering thereof in accordance with Rule 415 under the Act, has been filed with, and has been declared effective by, the Commission.  If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission.  For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and “Effective Date” means the date of the Effective Time.  Such registration statement, as amended at the Effective Time, is hereinafter referred to as the “Registration Statement.”  The Transferor proposes to file with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act a supplement (the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the “Base Prospectus”) relating to the Offered Notes and the method of distribution thereof.  The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, are hereinafter referred to as the “Prospectus”.

(t)                                    On the Effective Date, the Registration Statement conformed in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and the TIA and the rules and regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, the Registration Statement and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statement and the Prospectus will conform, in all material respects with the requirements of the Act and the Rules and Regulations and the TIA and the rules and regulations thereunder and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from either of such documents based upon written information furnished to the Transferor or the Bank by the Underwriters specifically for use therein.  Each of the Transferor and the

Bank hereby acknowledges that (i) the only information provided by the Class A-2 Underwriters for inclusion in the Registration Statement and the Prospectus is set forth on the cover page of the Prospectus Supplement in the table under the heading “Class A-2 Notes” and on the line across from “Price to public,” in the table listing the Class A-2 Underwriters and the Principal Amount of Class A-2 Notes under the heading “Underwriting” in the Prospectus Supplement, in the table following the third paragraph under the heading “Underwriting” in the Prospectus Supplement in the column labeled “Class A-2 Notes”, and in the penultimate paragraph under the heading “Underwriting” in the Prospectus Supplement (the “Class A-2 Underwriters’ Information”), (ii) the only information provided by the Class B Underwriters for inclusion in the Registration Statement and the Prospectus is set forth on the cover page of the Prospectus Supplement in the table under the heading “Class B Notes” and on the line across from “Price to public,” in the table listing the Class B Underwriters and the Principal Amount of Class B Notes and under the heading “Underwriting” in the Prospectus Supplement, in the table following the third paragraph under the heading “Underwriting” in the Prospectus Supplement in the column labeled “Class B Notes”, and in the penultimate paragraph under the heading “Underwriting” in the Prospectus Supplement (the “Class B Underwriters’ Information”) and (iii) the only information provided by the Class C-2 Underwriters for inclusion in the Registration Statement and the Prospectus is set forth on the cover page of the Prospectus Supplement in the table under the heading “Class C-2 Notes” and on the line across from “Price to public,” in the table listing the Class C-2 Underwriters and the Principal Amount of Class C-2 Notes and under the heading “Underwriting” in the Prospectus Supplement, in the table following the third paragraph under the heading “Underwriting” in the Prospectus Supplement in the column labeled “Class C-2 Notes”, and in the penultimate paragraph under the heading “Underwriting” in the Prospectus Supplement (the “Class C-2 Underwriters’ Information”).

(u)                                 Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise set forth therein, there has not been any material adverse change in (i) the condition, financial or otherwise, or in the earnings, business or operations, of the Bank or the Transferor and (ii) the financial or statistical information contained in the Prospectus Supplement under the captions “Receivables Performance” and “The Trust Portfolio.”

3.                                       Purchase, Sale, Payment and Delivery of the Offered Notes.

(a)                                  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to the Class A-2 Underwriters, and the Class A-2 Underwriters agree to purchase from the Transferor, at a purchase price of 99.700% of the principal amount thereof, $368,000,000 aggregate principal amount of the Class A-2 Notes, each Class A-2 Underwriter to purchase the amounts shown on Schedule A hereto.

(b)                                 On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to the Class B Underwriters, and the Class B Underwriters agree to purchase from the Transferor, at a purchase price of 99.600% of the principal amount thereof, $51,000,000 aggregate principal amount of the Class B Notes, each Class B Underwriter to purchase the amounts shown on Schedule A hereto.

(c)                                  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferor agrees to sell to the Class C-2 Underwriters, and the Class C-2 Underwriters agree to purchase from the Transferor, at a purchase price of 99.500% of the principal amount thereof, $41,000,000 aggregate principal amount of the Class C-2 Notes.

(d)                                 The Transferor will cause the Issuer to deliver the Offered Notes to the Underwriters against payment of the purchase price in immediately available funds, drawn to the order of the Transferor, at the office of Mayer, Brown, Rowe & Maw, in Chicago, Illinois at 10:00 a.m., Chicago time, on August 14, 2003, or at such other time not later than seven full business days thereafter as the Representative and the Transferor determine, such time being herein referred to as the “Closing Date.”  Each of the Class A-2 Notes, the Class B Notes and the Class C-2 Notes so to be delivered shall be represented by one or more definitive notes registered in the name of Cede & Co., as nominee for The Depository Trust Company.  The Offered Notes will be available for inspection by the Underwriters at the office at which the Offered Notes are to be delivered no later than five hours before the close of business in New York City on the business day prior to the Closing Date.

4.                                       Offering by Underwriters.  It is understood that after the Effective Date, the Underwriters propose to offer the Offered Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

5.                                       Certain Agreements of the Transferor.  The Transferor agrees with the Underwriters that:

(a)                                  Immediately following the execution of this Agreement, the Transferor will prepare a Prospectus Supplement setting forth the amount of the Offered Notes covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Offered Notes are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Transferor deems appropriate.  The Transferor will transmit the Prospectus, including such Prospectus Supplement, to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b). The Transferor will not file any amendment of the Registration Statement with respect to the Offered Notes or supplement to the Prospectus unless a copy has been furnished to the Representative for its review a reasonable time prior to the proposed filing thereof or to which the Representative shall reasonably object in writing.  The Transferor will advise the Representative promptly of (i) the effectiveness of any amendment or supplementation of the Registration Statement or Prospectus, (ii) any request by the Commission for any amendment or supplementation of the Registration Statement or the Prospectus or for any additional information, (iii) the receipt by the Transferor of any notification with respect to the suspension of qualification of the Offered Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and (iv) the institution by the Commission of any stop order proceeding in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(b)                                 If at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Transferor promptly will notify the Representative of such event and prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(c)                                  As soon as practicable, the Transferor will cause the Trust to make generally available to the Noteholders an earnings statement or statements of the Trust covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

(d)                                 The Transferor will furnish to the Representative copies of the Registration Statement (one of which will be signed and will include all exhibits), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests.

(e)                                  The Transferor will endeavor to qualify the Offered Notes for sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and the determination of the eligibility for investment of the Offered Notes under the laws of such jurisdictions as the Representative may designate and will continue such qualifications in effect so long as required for the distribution of the Offered Notes; provided, however, that the Transferor shall not be obligated to qualify to do business in any jurisdiction where such qualification would subject the Transferor to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f)                                    So long as any Offered Note is outstanding, the Transferor will furnish, or cause the Servicer to furnish, to the Representative copies of each certificate and the annual statements of compliance delivered to (i) the WFNMT Trustee and each Rating Agency pursuant to Section 3.5 of the PSA and independent certified public accountant’s servicing reports furnished to the WFNMT Trustee, the Servicer and each Rating Agency pursuant to Sections 3.6(a) and (b) and (ii) the Owner Trustee, the Indenture Trustee and each Rating Agency pursuant to Section 3.5 of the TSA and independent certified public accountants’ servicing reports furnished to the Indenture Trustee, the Servicer and the Rating Agencies pursuant to Sections 3.6(a) and (b) of the TSA, by first class mail as soon as practicable after such certificates, statements and reports are furnished to the WFNMT Trustee, the Owner Trustee, the Indenture Trustee or the Rating Agencies, as the case may be.

(g)                                 So long as any Offered Note is outstanding, the Transferor will furnish, or cause the Servicer to furnish, to the Representative, by first-class mail as soon as practicable (i) all documents concerning the Receivables, the Collateral Certificate or the Offered Notes distributed by the Transferor or the Servicer (under each of the PSA and TSA) to the Noteholders, or filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) any order of the Commission under the Act or the Exchange Act applicable to the Issuer, to WFNMT, or to the Transferor, or pursuant to a “no-action” letter obtained from the staff of the Commission by the Transferor and affecting the Issuer, WFNMT, or the Transferor and (iii) from time to time, such other information concerning the Issuer or WFNMT as the Representative may reasonably request.

(h)                                 Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated for any reason, except a default by the Underwriters hereunder, the Transferor will pay all expenses incident to the performance of its obligations under this Agreement (except as otherwise agreed in writing between the Transferor and the Representative) and will reimburse the Underwriters for any expenses incurred by them in connection with qualification of the Offered Notes for sale and determination of the eligibility of the Offered Notes for investment under the laws of such jurisdictions as the Representative designates and for any fees charged by investment rating agencies for the rating of the Offered Notes and the Collateral Certificate and for any filing fee of the National Association of Securities Dealers, Inc. relating to the Offered Notes.  The Transferor and the Underwriters will each bear their own respective fees and disbursements of counsel (which in the case of the Transferor will include all legal fees relating to Blue Sky matters).

(i)                                     To the extent, if any, that any of the ratings provided with respect to the Offered Notes and the Collateral Certificate by any Rating Agency are conditional upon the furnishing of documents or the taking of any other actions by the Transferor, the Transferor shall furnish such documents and take any such other actions as are reasonably necessary to satisfy such condition.

6.                                       Conditions of the Obligations of the Underwriters.  The obligation of the Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties by the Transferor and the Bank herein, to the accuracy of the statements of officers of Transferor and the Bank made pursuant to the provisions hereof, to the performance by the Transferor and the Bank of their respective obligations hereunder and to the following additional conditions precedent:

(a)                                  The Representative shall have received a letter, dated the date of the Prospectus and addressed to the Underwriters, from Deloitte & Touche, confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, substantially in the form heretofore agreed to and otherwise in form and in substance satisfactory to the Representative and its counsel.

(b)                                 The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Transferor or the Representative, shall be contemplated by the Commission.

(c)                                  Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) any change, or any development involving a prospective change, in or affecting particularly WFNMT, the Issuer, the business or properties of the Transferor or the Bank which, in the judgment of the Underwriters make it impractical or inadvisable to proceed with the completion and sale of and payment for the Notes, (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended, limited or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (iii) a banking moratorium shall have been declared by Federal or state authorities; and (iv) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or any other substantial national or international calamity or emergency which, in the judgment of the Underwriters, the effect of such hostilities, escalation, declaration or other calamity or emergency makes it impractical or inadvisable to proceed with the completion and sale of and payment for the Offered Notes.

(d)                                 The Representative shall have received an opinion, dated the Closing Date, of Alan M. Utay, General Counsel for Alliance Data Systems Corporation, as counsel for the Transferor and the Bank, satisfactory in form and substance to the Representative and its counsel to the effect that:

(i)                                     Each of the Transferor and the Bank (each collectively referred to in this subsection 6(d) as a “WFN Entity”) is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where failure to so qualify would not have a material adverse effect on such WFN Entity, and has full power and authority to own its properties, to conduct its business as described in the Registration Statement and the Prospectus, to enter into and perform its obligations under the Program Documents to which it is a party, and to consummate the transactions contemplated thereby.

(ii)                                  Each of the Program Documents and this Agreement has been duly authorized, executed and delivered by each WFN Entity that is a party thereto.

(iii)                               Neither the execution and delivery of the Program Documents and this Agreement by either WFN Entity that is party thereto nor the consummation of any of the transactions contemplated therein nor the fulfillment of the terms thereof, violates, results in a material breach of or constitutes a default under (A) any Requirements of Law under the Delaware Limited Liability Company Act, as amended, Texas state law and the federal law of the United States of America (collectively, the “Included Laws”) applicable to such WFN Entity, (B) any term or provision of any order known to me to be currently applicable to such WFN Entity of any court, regulatory body, administrative agency or governmental body having jurisdiction over such WFN Entity or (C) any term or provision of any indenture or other agreement or instrument known to me to which such WFN Entity is a party or by which either of them or any of their properties are bound, except, in the case of clauses (B) and (C), to the extent such violation, breach or default would not have a material adverse effect on the Notes, the Collateral Certificate, or any WFN Entity.

(iv)                              Except as otherwise disclosed in the Prospectus (and any supplement thereto) or the Registration Statement, there is no pending or, to the best of such counsel’s knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to WFNMT, the Issuer, the Collateral Certificate, the Offered Notes or any of the Program Documents or any of the transactions contemplated therein with respect to a WFN Entity which, if adversely determined, would have a material adverse effect on the Offered Notes, the Collateral Certificate, WFNMT or the Issuer or upon the ability of any WFN Entity to perform its obligations under the Program Documents.

(v)                                 The statements included in the Prospectus describing statutes under the Included Laws, legal proceedings, contracts and other documents relating to the WFN Entities, the Accounts, the Receivables, the business of the Bank, the Transferor, WFNMT and the Issuer are accurate in all material respects.

(e)                                  The Representative shall have received an opinion, dated the Closing Date, of Mayer, Brown, Rowe & Maw, special counsel to the Transferor and the Bank, satisfactory in form and substance to the Representative and its counsel to the effect that:

(i)                                     The Transferor is a limited liability company in good standing, duly organized and validly existing under the laws of the State of Delaware; the Bank is a national banking association in good standing and validly existing under the laws of the United States of America; and each of the Program Documents to which the Transferor or the Bank is a party constitutes the legal, valid and binding agreement of the Transferor and the Bank, as the case may be, under the laws of New York, enforceable against each such Person in accordance with its terms, subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally and the rights of creditors of national banking associations (including, without limitation, the determination pursuant to 12 U.S.C. §1821(e) of any liability for the disaffirmance or repudiation of any contract), (B) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy.

(ii)                                  This Agreement constitutes the legal, valid and binding obligation of the Transferor and the Bank under the laws of the State of New York, enforceable against the Transferor and the Bank in accordance with its terms, subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally and the rights of creditors of national banking associations (including, without limitation, the determination pursuant to 12 U.S.C. §1821(e) of any liability for the disaffirmance or repudiation of any contract), (B) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy.

(iii)                               (A) The Offered Notes are in due and proper form and when executed, authenticated and delivered as specified in the Indenture, and when delivered against payment of the consideration specified in this Agreement, will be validly issued and outstanding, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and will be entitled to the benefits of the Indenture, subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally, (B) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy.

(1)                                  The Issued Notes are in due and proper form and when executed, authenticated and delivered as specified in the Indenture, and when delivered against payment of the consideration specified in the Note Purchase Agreements, were validly issued and outstanding.  The Issued Notes constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms and are entitled to the benefits of the Indenture, subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally, (B) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy.

(iv)                              The Collateral Certificate is in due and proper form, and is validly issued and outstanding and entitled to the benefits of the PSA.

(v)                                 The Registration Statement has become effective under the Act, and the Prospectus has been filed with the Commission pursuant to Rule 424(b) thereunder in the manner and within the time period required by Rule 424(b).  To the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened or contemplated by the Commission, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act.

(vi)                              No approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body is required for the consummation by the Bank, the Transferor, WFNMT or the Issuer of the transactions contemplated in the Program Documents, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction inside the United States in connection with the purchase and distribution of the Offered Notes by the Underwriters.

(vii)                           The statements in the Base Prospectus under the headings “Risk Factors—If a conservator or receiver were appointed for World Financial Network National Bank delays or reductions in payment of your notes could occur,” “Material Legal Aspects of the Receivables,” “ERISA Considerations” and “Federal Income Tax Consequences” and the statements in the Prospectus Supplement under the headings “Structural Summary—Tax Status” and “—ERISA Considerations” to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.

(viii)                        This Agreement, the Program Documents, the Collateral Certificate and the Offered Notes conform in all material respects to the descriptions thereof contained in the Prospectus.

(ix)                                The Indenture has been duly qualified under the TIA and complies as to form with the TIA and the rules and regulations of the Commission thereunder.  The Issuer is not now, and immediately following the issuance of the Offered Notes pursuant to the Indenture will not be, required to be registered under the Investment Company Act of 1940, as amended.

(x)                                   The PSA need not be qualified under the TIA.  WFNMT is not now, and immediately following the issuance of the Offered Notes pursuant to the Indenture will not be, required to be registered under the Investment Company Act of 1940, as amended.

(xi)                                Subject to the discussion in the Base Prospectus under the heading  “Federal Income Tax Consequences,” (A) the Offered Notes will properly be characterized as indebtedness and neither WFNMT nor the Issuer will be treated as an association (or publicly traded partnership) taxable as a corporation, for U.S. federal income tax purposes and (B) the issuance of the Offered Notes will not cause or constitute an event in which gain or loss would be recognized by any holder of notes or Investor Certificates of any outstanding series or class, for U.S. federal income tax purposes.

(xii)                             For Texas corporate franchise tax purposes, neither WFNMT nor the Issuer will be treated as an entity subject to tax and Noteholders not otherwise subject to Texas corporate franchise tax will not become subject to the Texas corporate franchise tax by reason of their ownership of the Offered Notes, together with such other opinions related thereto as the Representative reasonably requests.

(xiii)                          For Illinois corporate franchise tax purposes, neither WFNMT nor the Issuer will be treated as an entity subject to tax and Noteholders not otherwise subject to Illinois corporate franchise tax will not become subject to the Illinois corporate franchise tax by reason of their ownership of the Offered Notes, together with such other opinions related thereto as the Representative reasonably requests.

(xiv)                         The Indenture constitutes the legal, valid and binding obligation of the Issuer under the laws of the State of New York, subject to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws affecting creditors’ rights generally, (B) the effect of general principles of equity including (without limitation) concepts of materiality, reasonableness, good faith, fair dealing (regardless of whether considered and applied in a proceeding in equity or at law), and also to the possible unavailability of specific performance or injunctive relief, and (C) the unenforceability under certain circumstances of provisions indemnifying a party against liability or requiring contribution from a party for liability where such indemnification or contribution is contrary to public policy.

(xv)                            Each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations under the Act, except that in each case such counsel need not express any opinion as to the financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement and, except as and to the extent set forth in paragraphs (vii) and (viii), such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

(xvi)                         If the FDIC were appointed as conservator or receiver for the Bank (a) the FDIC regulation entitled “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation,” 12 CFR §360.6 (the “Rule”) would be applicable to the transfers of Receivables by the Bank to the Transferor under the Receivables Purchase Agreement, (b) under the Rule, the FDIC could not, by exercise of its authority to disaffirm or repudiate contracts under 12 U.S.C. §1821(e), reclaim or recover the

Receivables or the proceeds thereof from Transferor or the Trust or recharacterize the Receivables or the proceeds thereof as property of the Bank or of the conservatorship or receivership for the Bank, (c) neither the FDIC (acting for itself as a creditor or as representative of the Bank or its shareholders or creditors) nor any creditor of the Bank would have the right, under any bankruptcy or insolvency law applicable in the conservatorship or receivership of the Bank, to avoid the transfers of Receivables by the Bank to the Transferor under the Receivables Purchase Agreement, to recover the Receivables, or to require the Receivables to be turned over to the FDIC or such creditor (including by way of any order consolidating the assets and liabilities of the Transferor with those of the Bank) and (d) there is no other power exercisable by the FDIC as conservator or receiver for the Bank that would permit the FDIC as such conservator or receiver to reclaim or recover the Receivables from the Transferor or WFNMT or to recharacterize the Receivables as property of the Bank or of the conservatorship or receivership for the Bank; provided, however, that such counsel need not offer any opinion as to whether, in receivership, the FDIC or any creditor of the Bank may reclaim or recover the Receivables from the Transferor or WFNMT, or recharacterize the Receivables as property of the Bank or of the conservatorship or receivership for the Bank, if the Noteholders receive payment of the principal amount of their Offered Notes and the interest earned thereon (at the interest rates specified in respect of such Offered Notes) through the date the Noteholders are so paid.

(xvii)                      If the FDIC were to be appointed as a conservator or receiver for the Bank a court having jurisdiction over the conservatorship or receivership would (a) hold the transfers of Receivables by the Bank to the Transferor under the Receivables Purchase Agreement to be a true conveyance and not a secured loan or a grant of a security interest to secure a loan and (b) determine that the rights, titles, powers, and privileges of the FDIC as conservator or receiver of the Bank would not extend to the Receivables.

(xviii)                   Certain matters relating to the transfer of the Receivables from the Bank to the Transferor under the Receivables Purchase Agreement and from the Bank to WFNMT under the PSA, as applicable, together with such other opinions related thereto as the Representative reasonably requests.

(xix)                           Certain matters relating to the transfer of the Receivables from the Transferor to WFNMT under the PSA.

(xx)                              Certain matters relating to the transfer of the Collateral Certificate from the Transferor to the Issuer under the TSA.

(xxi)                           The perfection of the security interest in favor of the Issuer in the Collateral Certificate and the proceeds thereof.

(xxii)                        Upon the Indenture Trustee having taken possession of the Collateral Certificate issued by WFNMT, the Program Documents having been executed and delivered and WFNMT having received payment for the Collateral Certificate, the Indenture Trustee became the registered holder of the Collateral Certificate, subject to no Liens of record, together with such other opinions related thereto as the Representative reasonably requests.

Such counsel also shall state that they have participated in conferences with representatives of the Transferor and the Bank and their accountants, the Underwriters and counsel to the Underwriters concerning the Registration Statement and the Prospectus and have considered the matters to be stated therein and the matters stated therein, although they are not independently verifying the accuracy, completeness or fairness of such statements (except as stated in paragraphs (vii) and (viii) above) and based upon and subject to the foregoing, nothing has come to such counsel’s attention to cause such counsel to believe that the Registration Statement (excluding any exhibits filed therewith), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to, and need not, make any comment in such opinion with respect to the financial statements, supporting schedules and other financial or statistical information contained in the Registration Statement or the Prospectus).

In rendering such opinion, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York and the United States, to the extent deemed proper and stated in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to the Representative and its counsel, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Issuer, the Bank, the Transferor and public officials.

(f)                                    The Representative shall have received from Orrick, Herrington & Sutcliffe LLP, special counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters relating to this transaction as the Representative may require, and the Transferor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)                                 The Representative shall have received an opinion, dated the Closing Date, of Bailey Cavalieri LLP, special Ohio counsel for the Transferor and the Bank, satisfactory in form and substance to the Representative and its counsel with respect to (i) certain matters relating to the transfer of the Receivables from the Bank to the

Transferor under the Receivables Purchase Agreement and from the Bank to WFNMT under the PSA, as applicable, (ii) the perfection of the security interest in favor of the Transferor and WFNMT, as applicable, in the Receivables and the proceeds thereof and (iii) for Ohio corporate franchise tax purposes or the Ohio dealers intangibles tax, neither WFNMT nor the Issuer will be treated as an entity subject to tax, and (iv) Noteholders not otherwise subject to Ohio corporate franchise tax or Ohio personal income tax will not become subject to the Ohio corporate franchise tax or Ohio personal income tax by reason of their ownership of the Notes.

(h)                                 The Representative shall have received an opinion, dated the Closing Date, of Richards, Layton & Finger, P.A., special Delaware counsel for the Transferor and the Bank, satisfactory in form and substance to the Representative and its counsel with respect to (i) the perfection of the security interest in favor of WFNMT in the Receivables and the proceeds thereof transferred to WFNMT from the Transferor under the PSA, (ii) the perfection of the security interest in favor of the Issuer in the Collateral Certificate and the proceeds thereof and (iii) the perfection of the security interest in favor of the Indenture Trustee in the Collateral Certificate and the proceeds thereof.

(i)                                     The Representative shall have received a certificate from each of the Transferor and the Bank, dated the Closing Date, of a Treasurer, Vice President or more senior officer of the Transferor or the Bank, as the case may be, in which such officer, to the best of his/her knowledge after reasonable investigation, shall state that (u) the representations and warranties of the Transferor and the Bank, as the case may be, in this Agreement are true and correct on and as of the Closing Date, (v) the Transferor or the Bank, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (w) the representations and warranties of the Transferor or the Bank, as the case may be, contained in this Agreement and the Program Documents to which it is a party are true and correct as of the dates specified herein and therein, (x) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (y) nothing has come to such officers’ attention that would lead such officers to believe that the Registration Statement or the Prospectus, and any amendment or supplement thereto, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operation of the Bank’s credit card business except as set forth in or contemplated by the Prospectus or as described in such certificate.

(j)                                     The Representative shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i)                                     Chase is duly incorporated and validly existing as a national banking association in good standing under the laws of the United States of America and had at all relevant times and has currently the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby, and, on behalf of the Issuer, to execute and deliver the Indenture and the TSA (the Indenture and the TSA collectively referred to in this subsection 6(j) as the “Trust Documents”) and to consummate the transactions contemplated thereby.

(ii)                                  The Trust Agreement has been duly authorized, executed and delivered by Chase and constitutes a legal, valid and binding obligation of Chase, enforceable against Chase in accordance with its terms.

(iii)                               The Trust Documents have been duly authorized, executed and delivered by the Owner Trustee on behalf of the Issuer.

(iv)                              Neither the execution, delivery or performance by Chase of the Trust Agreement or, as Owner Trustee on behalf of the Issuer, of the Trust Documents, nor the consummation of any of the transactions by Chase or the Owner Trustee, as the case may be, contemplated thereby, required or requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of Chase.

(v)                                 Neither the execution, delivery and performance by Chase of the Trust Agreement or, as Owner Trustee on behalf of the Issuer, of the Trust Documents, nor the consummation of any of the transactions by Chase or the Owner Trustee, as the case may be, contemplated thereby, is in violation of the articles of association or bylaws of Chase or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the banking or trust powers of Chase or, to such counsel’s knowledge, without independent investigation, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel’s knowledge, without independent investigation, or any judgment or order applicable to Chase.

(vi)                              No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission of the State of Delaware was or is required by or with respect to Chase, in its individual capacity or as Owner Trustee, as the case may be, for the valid execution and delivery of the Trust Agreement or, as Owner Trustee on behalf of the Issuer, of the Trust Documents, or for the validity or enforceability thereof (other than the filing of the certificate of trust, which certificate of trust has been duly filed).

(vii)                           To such counsel’s knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other governmental authority which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to carry out the transactions contemplated by the Trust Agreement.

(k)                                  The Representative shall have received an opinion of Richards, Layton & Finger, special Delaware counsel to the Issuer, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i)                                     The Issuer has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. 3801 et seq.  (referred to in this subsection 6(k) as the “Trust Act”).

(ii)                                  The Trust Agreement is a legal, valid and binding obligation of the Transferor and the Owner Trustee, enforceable against the Transferor and the Owner Trustee, in accordance with its terms.

(iii)                               Under the Trust Act and the Trust Agreement, the execution and delivery of the TSA and the Indenture (the TSA and the Indenture collectively referred to in this subsection 6(k) as the “Trust Documents”), the issuance of the Notes, and the granting of the Collateral to the Indenture Trustee as security for the Notes has been duly authorized by all necessary trust action on the part of the Issuer.

(iv)                              Under the Trust Act and the Trust Agreement, the Issuer has (i) the trust power and authority to execute, deliver and perform its obligations under the Trust Documents and the Notes, and (ii) duly authorized, executed and delivered such agreements and obligations.

(v)                                 The Transferor Interest is entitled to the benefits of the Trust Agreement.

(vi)                              Neither the execution, delivery and performance by the Issuer of the Trust Documents or the Notes, nor the consummation by the Issuer of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Delaware Secretary of State (which

Certificate of Trust has been duly filed) and the filing of any UCC financing statements with the Delaware Secretary of State pursuant to the Indenture.

(vii)                           Neither the execution, delivery and performance by the Issuer of the Trust Documents, nor the consummation by the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule, or regulation of the State of Delaware applicable to the Issuer.

(viii)                        Under Section 3805(b) of the Trust Act, no creditor of the holder of the beneficial interest in the Trust shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Issuer except in accordance with the terms of the Trust Agreement.

(ix)                                Under Sections 3808(a) and (b) of the Trust Act, the Issuer may not be terminated or revoked by the holder of the beneficial interest in the Trust, and the dissolution, termination or bankruptcy of the holder of the beneficial interest in the Trust shall not result in the termination or dissolution of the Issuer, except to the extent otherwise provided in the Trust Agreement.

(x)                                   The Owner Trustee is not required to hold legal title to the Trust Estate in order for the Issuer to qualify as a business trust under the Trust Act.

(xi)                                With respect to the Issuer and the Receivables: (a) there is no document, stamp, excise or other similar tax imposed by the State of Delaware upon the perfection of a security interest in the Collateral Certificate or the Receivables, in the transfer of the Collateral Certificate or the Receivables to or from the Issuer or the WFNMT or upon the issuance of Collateral Certificate or the Offered Notes; (b) there is no personal property tax imposed by the State of Delaware upon or measured by the corpus of the Issuer or the WFNMT; (c) the characterization of the Issuer and the WFNMT for federal income tax purposes will be determinative of the characterization of the Issuer and the WFNMT for Delaware income tax purposes and assuming that the Issuer and the WFNMT will not be taxed as associations or as publicly traded partnerships for federal income tax purposes, neither of the Issuer nor the WFNMT will be subject to Delaware income tax and Noteholders who are not otherwise subject to Delaware income tax will not be subject to tax by reason of their ownership of the Offered Notes and the receipt of income therefrom; and (d) any income tax imposed by the State of Delaware that might be applicable to the Issuer would be based upon “federal taxable income,” and for the purposes of determining such income, the characterization of such income for federal income tax purpose will be determinative, whether the characterization of the transaction is that of a sale or a loan.

(xii)                             The Transferor is the sole beneficial owner of the Issuer.

(l)                                     The Representative shall have received an opinion of Emmet, Marvin & Martin and/or Block Caron & Lyon, each as counsel to the Indenture Trustee, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i)                                     The Indenture Trustee is organized and validly existing as an Illinois banking corporation in good standing under the laws of the State of Illinois and is authorized and qualified to accept the trusts imposed by the Indenture and to act as Indenture Trustee under the Indenture.

(ii)                                  The acknowledgment by the Indenture Trustee of the TSA has been duly authorized, executed and delivered by the Indenture Trustee.  The Indenture Trustee has duly authorized, executed and delivered the Indenture.  Assuming the due authorization, execution and delivery thereof by the other parties thereto, the Indenture is the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, subject to bankruptcy and insolvency laws and general principles of equity.

(iii)                               The Indenture Trustee has duly executed and authenticated the Notes.

(iv)                              The Indenture Trustee is duly authorized and empowered to exercise trust powers under applicable law.

(v)                                 None of (x) the execution and authentication of the Notes, (y) the acknowledgment of the TSA or (z) the execution, delivery and performance of the Indenture by the Indenture Trustee conflicts with or will result in a violation of (A) any law or regulation of the United States of America or the States of Illinois governing the banking or trust powers of the Indenture Trustee or (B) the organization certificate or bylaws of the Indenture Trustee.

(vi)                              No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Illinois having jurisdiction over the banking or trust powers of the Indenture Trustee was or is required in connection with the execution and delivery by the Indenture Trustee of the Indenture or the performance by the Indenture Trustee of the terms of the Indenture or the acknowledgment of the TSA.

(m)                               The Representative shall have received an opinion of Emmet, Marvin & Martin and/or Block Caron & Lyon, each as counsel to the WFNMT Trustee, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that:

(i)                                     The WFNMT Trustee is organized and validly existing as an Illinois banking corporation in good standing under the laws of the State of Illinois and is authorized and qualified to accept the trusts imposed by the PSA and to act as WFNMT Trustee under the PSA.

(ii)                                  The WFNMT Trustee has duly authorized, executed and delivered the PSA.  Assuming the due authorization, execution and delivery thereof by the other parties thereto, the PSA is the legal, valid and binding obligation of the WFNMT Trustee, enforceable against the WFNMT Trustee in accordance with its terms, subject to bankruptcy and insolvency laws and general principles of equity.

(iii)                               The WFNMT Trustee has duly executed and authenticated the Collateral Certificate.

(iv)                              The WFNMT Trustee is duly authorized and empowered to exercise trust powers under applicable law.

(v)                                 None of (y) the execution and authentication of the Collateral Certificate, and (z) the execution, delivery and performance of the PSA by the WFNMT Trustee conflicts with or will result in a violation of (A) any law or regulation of the United States of America or the States of Illinois governing the banking or trust powers of the WFNMT Trustee or (B) the organization certificate or bylaws of the WFNMT Trustee.

(vi)                              No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Illinois having jurisdiction over the banking or trust powers of the WFNMT Trustee was or  is required in connection with the execution and delivery by the WFNMT Trustee of the PSA or the performance by the WFNMT Trustee of the terms of the PSA.

(n)                                 The Representative shall have received an opinion of Spencer, Fane, Britt & Browne, special Kansas counsel to the Issuer, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that (i) if WFNMT or the Issuer were determined to be a foreign corporation or a foreign business trust, it would be subject to an annual Kansas franchise tax up to a maximum of $2,500 per year, but only if it either (A) qualifies or registers to do business in the State of Kansas or (B) transacts business in the State of Kansas and if WFNMT or the Issuer were determined not to be one of these entitites, it will not be subject to Kansas franchise tax; (ii) for Kansas income tax purposes, neither WFNMT nor the Issuer will be treated as an entity subject to tax; and (iii) Noteholders not otherwise subject to Kansas income tax or Kansas franchise tax will not become subject to the Kansas income tax or Kansas franchise tax by reason of their ownership of the Offered Notes, together with such other opinions related thereto as the Representative reasonably requests.

(o)                                 The Representative shall have received an opinion of Senn, Lewis & Visciano, special Colorado counsel to the Issuer, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that (i) for Colorado income tax purposes, neither WFNMT nor the Issuer will be treated as an entity subject to tax and (ii) Noteholders, not otherwise subject to Colorado income tax, will not become subject to the Colorado income tax by reason of their ownership of the Offered Notes, together with such other opinions related thereto as the Representative reasonably requests.

(p)                                 The Representative shall have received an opinion of Cozen and O’Connor, special New Jersey counsel to the Issuer, dated the Closing Date, satisfactory in form and substance to the Representative and its counsel, to the effect that (i) for New Jersey corporation business tax purposes or New Jersey gross income tax purposes, neither WFNMT nor the Issuer will be treated as an entity subject to tax and (ii) Noteholders, not otherwise subject to New Jersey corporation business tax, New Jersey gross income tax or New Jersey personal income tax, will not become subject to the New Jersey corporation business tax, New Jersey gross income tax or New Jersey personal income tax by reason of their ownership of the Offered Notes, together with such other opinions related thereto as the Representative reasonably requests.

(q)                                 The Representative shall have received evidence satisfactory to the Representative that the Class A-2 Notes shall be rated “Aaa” by Moody’s Investors Service, Inc. (“Moody’s”), “AAA” by Standard & Poor’s Ratings Services (“Standard & Poor’s”) and “AAA” by Fitch, Inc. (“Fitch”), that the Class B Notes shall be rated no lower than “A1” by Moody’s, “A” by Standard & Poor’s and “A+” by Fitch, and that the Class C-2 Notes shall be rated no lower than “Baa2” by Moody’s, “BBB” by Standard & Poor’s and “BBB” by Fitch.

The Transferor will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably request.

7.                                       Indemnification and Contribution.

(a)                                  The Transferor and the Bank, jointly and severally, will indemnify and hold harmless each Underwriter and each Person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act from and against any losses, claims, damages or liabilities, joint or several, to which the Underwriters or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each

Person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act for any actual legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Transferor and the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Class A-2 Underwriters’ Information, the Class B Underwriters’ Information or the Class C-2 Underwriters’ Information; provided further, that the Transferor and the Bank will not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any preliminary prospectus to the extent that any loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Offered Notes to a Person as to whom it is established that there was not sent or given, at or prior to written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Act if the Transferor or the Bank notified the Representative in writing in accordance with Section 5(a) hereof and previously furnished copies of the Prospectus (excluding documents incorporated by reference) in the quantity requested in accordance with Section 5(d) hereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus and corrected in the Prospectus or the Prospectus as then amended or supplemented.

(b)                                 Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Transferor and the Bank, and each of their respective directors and officers and each Person who controls the Transferor and the Bank, respectively, within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Transferor or the Bank, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that, with respect to each of the Class A-2 Underwriters, the Class B Underwriters and the Class C-2 Underwriters, such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Class A-2 Underwriters’ Information, the Class B Underwriters’ Information or the Class C-2 Underwriters’ Information, respectively, and will reimburse any actual legal or other expenses reasonably incurred by the Transferor and the Bank in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under this section of notice of the commencement of any action or the assertion by a third party of a claim, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except and to the extent of any prejudice to such indemnifying party arising from such failure to provide such notice.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferor and the Bank on the one hand and the Underwriters on the other from the offering of the Offered Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferor and the Bank on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Transferor and the Bank on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Offered Notes received by the Transferor bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Notes.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferor and the Bank or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission with respect to the Offered Notes.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total underwriting discount as set forth on the cover page of the Prospectus Supplement exceeds the amount of damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission with respect to the Offered Notes.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)                                  The obligations of the Transferor and the Bank under this Section shall be in addition to any liability which the Transferor or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of any Underwriter under this Section shall be in addition to any liability that such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transferor or the Bank, to each officer of the Transferor who has signed the Registration Statement and to each Person, if any, who controls the Transferor or the Bank within the meaning of the Act.

8.                                       Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Transferor and the Bank or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Transferor, the Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Notes.  If this Agreement is terminated or if for any reason other than default by the Underwriters the purchase of the Offered Notes by the Underwriters is not consummated, the Transferor and the Bank shall remain responsible for the expenses to be paid by them pursuant to Section 5 and the respective obligations of the Transferor, the Bank and the Underwriters pursuant to Section 7 shall remain in effect.  If for any reason the purchase of the Offered Notes by the Underwriters is not consummated other than solely because of the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 6(c), the Transferor and

the Bank will reimburse the Underwriters for all out-of-pocket expenses reasonably incurred by them in connection with the offering of the Offered Notes.

9.                                       Computational Materials and ABS Term Sheets.

(a)                                  Each Underwriter, severally, represents and warrants to the Transferor and the Bank that it has not and will not use any information that constitutes “Computational Materials,” as defined in the Commission’s No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (as made generally applicable to registrants, issuers and underwriters by the Commission’s response to the request of the Public Securities Association dated May 27, 1994), with respect of the offering of the Offered Notes.

(b)                                 Each Underwriter, severally, represents and warrants to the Transferor and the Bank that it has not and will not use any information that constitutes “ABS Term Sheets,” as defined in the Commission’s No-Action Letter, dated February 17, 1995, addressed to the Public Securities Association, with respect to the offering of the Offered Notes.

10.                                 Obligations of the Underwriters.

(a)                                  Each Underwriter represents and agrees that it has not and will not, directly or indirectly, offer, sell or deliver any of the Offered Notes or distribute the Prospectus or any other offering materials relating to the Offered Notes in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations thereof and that, to the best of its knowledge and belief, will not impose any obligations on the Transferor, the Bank or the Issuer except as set forth herein.

(b)                                 Each Underwriter further represents and agrees that it will not, in connection with the initial distribution of the Offered Notes, transfer, deposit or otherwise convey any Offered Notes into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Offered Notes unless either (i) the Offered Notes so transferred, together with any other securities issued by the Transferor, the Bank, any of their affiliates or any trust to which the Transferor or the Bank transfers receivables, make up less than 10% of the assets of such special purpose vehicle or (ii) the Bank gives its prior written consent to such conveyance, which consent shall not be unreasonably withheld.

11.                                 Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Offered Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Notes set forth opposite their names in Schedule A hereto bear to the aggregate amount of Offered Notes set forth opposite the names of all such remaining Underwriters) the Offered Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of the Offered Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of the Offered Notes set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Offered Notes, and if such nondefaulting Underwriters do not purchase all such Offered Notes, this Agreement will terminate without liability to any nondefaulting Underwriter, the Transferor or the Bank.  In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter for its liability, if any, to the Transferor and the Bank and any nondefaulting Underwriter for damages occasioned by its default hereunder.

12.                                 Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to:

Banc One Capital Markets, Inc.
1 Bank One Plaza
Chicago, Illinois 60670
Attention:  Daniel P. McGarvey

13.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.                                 Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

15.                                 Financial Services Act.  Each Underwriter represents and warrants to, and agrees with, the Transferor and the Bank that (a) it has complied and shall comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and the Public Offers of Securities Regulations 1995 (the “Regulations”) with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; (b) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Notes in circumstances in which section 21(1) of the FSMA does not apply to the Transferor or the Issuer; and (c) it has not offered or sold, and prior to the date which is six months after the date of issue of the Offered Notes will not offer or sell any Offered Note to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Regulations.

16.                                 Representative.  The representative will act for the several Underwriters in connection with this Agreement and the transactions contemplated hereby and any action undertaken under this Agreement taken by the Representatives will be binding upon the Underwriters.

[Signature Page Follows]

If you are in agreement with the foregoing, please sign two counterparts hereof and return one to the Transferor whereupon this letter and your acceptance shall become a binding agreement among the Transferor, the Bank and the Underwriters.

Very truly yours,

WFN CREDIT COMPANY, LLC

		By:	/s/ Daniel T. Groomes
		Name:	Daniel T. Groomes
		Title:	President

WORLD FINANCIAL NETWORK NATIONAL BANK

		By:	/s/ Robert P. Armiak
		Name:	Robert P. Armiak
		Title:	Sr. Vice President, Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date hereof

BANC ONE CAPITAL MARKETS, INC. as Representative of the Underwriters set forth herein

By:	/s/ Daniel P. McGarvey
Name:	Daniel P. McGarvey
Title:	Managing Director

SCHEDULE A

Class A-2 Notes

Underwriters	Principal Amount of Class A-2 Notes
Banc One Capital Markets, Inc.	$73,600,000
Wachovia Capital Markets, LLC	$73,600,000
Barclays Capital Inc.	$73,600,000
Credit Suisse First Boston LLC	$73,600,000
J.P. Morgan Securities Inc.	$73,600,000
Total	$368,000,000

Class B Notes

Underwriters	Principal Amount of Class B Notes
Banc One Capital Markets, Inc.	$46,000,000
SunTrust Capital Markets, Inc.	$5,000,000
Total	$51,000,000

Class C-2 Notes

Underwriters	Principal Amount of Class C-2 Notes
Banc One Capital Markets, Inc.	$36,000,000
SunTrust Capital Markets, Inc.	$5,000,000
Total	$41,000,000